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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Williams Communications Group, Inc. for the registration of common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units and subscription rights and to the incorporation by reference therein of our report dated February 17, 2000, except for the matters described in the second paragraph of Note 1 and in Note 3, as to which the date is June 15, 2000, with respect to the consolidated financial statements and schedules of Williams Communications Group, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                             Ernst & Young LLP

Tulsa, Oklahoma
January 10, 2001